EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



To the Board of Directors and Shareholders of Avid Sportswear & Golf Corporation
Pittsburgh, Pennsylvania

To the Board of Directors and Shareholders of United Companies Corporation
Pittsburgh, Pennsylvania


We hereby consent to the use of our audit report for Avid Sportswear and Golf Corporation dated March 26, 2002, for the years ended December 31, 2001, 2000, and 1999, which is incorporated in this Form S-4 and the Joint Proxy Statement of Avid Sportswear & Golf Corporation and United Companies Corporation, respectively.

We also hereby consent to the use of our audit report for United Companies Corporation dated February 7, 2002, for the year ended December 31, 2001, which is incorporated in this Form S-4 and the Joint Proxy Statement of Avid Sportswear & Golf Corporation and United Companies Corporation, respectively.

We also consent to all references to our firm in this Form S-4 and the Joint Proxy Statement.



/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
December 16, 2002